Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Director and Stockholders
Aoxing Pharmaceutical Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177641) of Aoxing Pharmaceutical Company, Inc. of our report dated October 15, 2013, relating to the consolidated financial statements and schedules of Aoxing Pharmaceutical Company, Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, People’s Republic of China
October 15, 2013